Revolving Loans Promissory Note



$9,500,000                                                         June 30, 1998



      FOR VALUE RECEIVED, the undersigned, AJAY SPORTS, INC., a Delaware corporation, LEISURE LIFE, INC., a Tennessee corporation, PALM SPRINGS GOLF, INC., a Colorado corporation, and AJAY LEISURE PRODUCTS, INC., a Delaware corporation, (each individually referred to as "Borrower" and all collectively referred to as "Borrowers") hereby jointly and severally promise to pay to the order of Wells Fargo Bank, National Association ("Bank") on the Maturity Date the principal sum of Nine Million Five Hundred Thousand Dollars ($9,500,000), or such lesser amount as shall equal the aggregate outstanding principal balance of all Revolving Loans made by Bank to Borrowers pursuant to the Credit Agreement referred to below.

      This promissory note is one of the Notes referred to in, and subject to the terms of, that certain Credit Agreement among Borrowers and Bank dated as of June 30, 1998, (as amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

      Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made to Bank at Bank's office in lawful money of the United States and in same day or immediately available funds.

      Bank is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Bank's internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Bank's failure to so record shall not limit or otherwise affect Borrower's obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

      The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrowers.

      Borrowers' obligations evidenced by this promissory note are secured by the collateral described in the Loan Documents. The Loan Documents describe the rights of Bank and any other holder hereof with respect to the collateral.

      In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

      This promissory note shall be governed by and construed in accordance with the laws of the State of Oregon.

      UNDER OREGON LAW, MOST AGREEMENTS, PROMISES, AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE, MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.


AJAY SPORTS, INC.                      LEISURE LIFE, INC.


By: /s/ Duane R. Stiverson             By: /s/ Duane R. Stiverson
   --------------------------             ----------------------------
Title: CFO                             Title: CFO


PALM SPRINGS GOLF, INC.                AJAY LEISURE PRODUCTS, INC.


By: /s/ Duane R. Stiverson             By: /s/ Duane R. Stiverson
   --------------------------             ----------------------------
Title: CFO                             Title: CFO